UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland (State or incorporation or organization)	27-1925611 (IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO (Address of Principal Executive Offices)	80265 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-174020.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

CoreSite Realty Corporation (the “Company”) hereby incorporates by reference herein the description of its 7.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to be registered hereunder, set forth under the heading “Description of Series A Preferred Stock” in the Company’s prospectus supplement, dated December 5, 2012, to the prospectus, dated October 20, 2011 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-177053) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Preferred Stock” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

3.1

Articles of Amendment and Restatement of CoreSite Realty Corporation incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810) filed on September 22, 2010.

3.2*	Form of Articles Supplementary designating CoreSite Realty Corporation’s 7.25% Series A Cumulative Redeemable Preferred Stock.

3.3

Amended and Restated Bylaws of CoreSite Realty Corporation incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810) filed on September 22, 2010.

4.1*	Form of Specimen Certificate for CoreSite Realty Corporation’s 7.25% Series A Cumulative Redeemable Preferred Stock.

*                 Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2012	CoreSite Realty Corporation

	By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1

Articles of Amendment and Restatement of CoreSite Realty Corporation incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810) filed on September 22, 2010.

3.2*	Form of Articles Supplementary designating CoreSite Realty Corporation’s 7.25 % Series A Cumulative Redeemable Preferred Stock.

3.3

Amended and Restated Bylaws of CoreSite Realty Corporation incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810) filed on September 22, 2010.

4.1*	Form of Specimen Certificate for CoreSite Realty Corporation’s 7.25% Series A Cumulative Redeemable Preferred Stock.

*                 Filed herewith.

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